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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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P&F INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P & F INDUSTRIES, INC.
300 Smith Street
Farmingdale, New York 11735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 25, 2005

To the Stockholders of
P&F Industries, Inc.:

        The Annual Meeting of Stockholders of P&F Industries, Inc. will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 25, 2005 at 10:00 A.M., for the following purposes:

        (1)   To elect three directors to hold office for three years; and

        (2)   To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on April 18, 2005 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

        Your attention is directed to the accompanying Proxy Statement.

        You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

By order of the Board of Directors,

JOSEPH A. MOLINO, JR. Secretary
Dated:	April 27, 2005
Farmingdale, New York

P & F INDUSTRIES, INC.
300 Smith Street
Farmingdale, New York 11735

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P&F Industries, Inc. (the "Company") to be used at the meeting of stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 25, 2005 at 10:00 A.M., at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 27, 2005.

        As of April 18, 2005, there were 3,565,631 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), outstanding. Each share of Class A Common Stock is entitled to one vote. Only holders of record of Class A Common Stock at the close of business on April 18, 2005 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

        All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in the discretion of the person or persons holding such proxy.

        For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Class A Common Stock who have not returned a proxy ("broker non-votes"), those shares of Class A Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

ELECTION OF DIRECTORS

        As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of ten members, with two classes consisting of three directors and one class consisting of four directors. Effective upon the election of the class of directors to be elected at the Annual Meeting, the Board of Directors will consist of nine members, with each of the three classes consisting of three directors.

        During 2005, the term of a class consisting of four directors expires. Management proposes that Messrs. Robert L. Dubofsky, Mitchell A. Solomon and Marc A. Utay, whose terms of office expire in 2005, be re-elected as directors to serve for terms to expire at the 2008 Annual Meeting of Stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

        Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

The Board of Directors Recommends that Stockholders Vote FOR the Foregoing Nominees.

Information as to Directors and Nominees for Directors

        Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 27, 2005.

Name	Age	Served as Director Continuously Since
Nominees to Serve in Office Until 2008 Annual Meeting of Stockholders:
Robert L. Dubofsky	65	1990
Mitchell A. Solomon	45	2004
Marc A. Utay	45	1992
Directors to Continue in Office Until 2007 Annual Meeting of Stockholders:
Richard A. Horowitz	55	1975
Alan I. Goldberg	55	1998
Robert M. Steinberg	62	2000
Directors to Continue in Office Until 2006 Annual Meeting of Stockholders:
Jeffrey D. Franklin	51	2004
Sidney Horowitz	84	1963
Dennis Kalick	53	1997

        Robert L. Dubofsky has been Managing Director of BWD Group LLC (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since May 1992.

        Mitchell A. Solomon has been President of EBY Electro, Inc., a manufacturer of electric and electronic connectors and power supplies, for more than the past five years.

        Marc A. Utay has been a Managing Partner of Clarion Capital Partners, LLC, a private equity firm, since October 1999. From May 1993 until October 1999, Mr. Utay was a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm.

        Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986.

        Alan I. Goldberg has been President of Larkspur America, Inc., a real estate investment company, since 1997. From 1977 until 1997, Mr. Goldberg was President of About Sportswear, Inc., an apparel manufacturer.

        Robert M. Steinberg has been Chief Executive Officer of Xtra Card Services, Inc., a healthcare services company, since June 2000. Mr. Steinberg served as President and Chief Operating Officer of Reliance Group Holdings, Inc. from January 1997 until November 1999. Mr. Steinberg served as Chairman of the Board and Chief Executive Officer of Reliance Insurance Company from 1984 to November 1999 and served as Vice Chairman of Reliance Insurance Company from November 1999 until July 2000. On June 11, 2001, Reliance Group Holdings, Inc. filed a voluntary petition for relief under Chapter 11, Title 11, United States Code, in the Bankruptcy Court for the Southern District of New York. On January 25, 2001, Reliance Insurance Company consented to the entry of an Order of Supervision pursuant to which it was placed under supervision of the Insurance Commissioner of the Commonwealth of Pennsylvania.

        Jeffrey D. Franklin has been a Vice President and the Chief Financial Officer of Executive Charge Inc., a company providing billing and administrative services for affiliated corporations in the transportation, package delivery, radio communications and real estate management industries, for more than the past five years. Mr. Franklin is a Certified Public Accountant licensed in the State of New York.

        Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995 and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1968 to November 1995. Sidney Horowitz is the father of Richard A. Horowitz.

        Dennis Kalick has been engaged in the private practice of providing accounting, tax and estate planning services with Dennis Kalick & Associates, Inc. (or a predecessor firm) since 1973.

Meetings and Committees of the Board of Directors

        During 2004, the Board of Directors held seven meetings and acted by unanimous written consent on one occasion. Other than Messrs. Novikoff and Steinberg, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he served.

        During 2004, the Board of Directors had an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. The Compensation Committee was established on March 9, 2004. From March 9 to April 27, 2004, the members of the Compensation Committee were Messrs. Dubovfky and Goldberg. On April 27, 2004, Mr. Solomon replaced Mr. Dubovfky, such that the members of the Compensation Committee were Messrs. Solomon and Goldberg. The current members of the Compensation Committee are Messrs. Solomon (Chairman) and Goldberg. During 2004, the Compensation Committee held two meetings.

        The Nominating Committee was established on March 9, 2004. From March 9 to May 26, 2004, the members of the Nominating Committee were Messrs. Goldberg (Chairman) and Dubofsky. On May 26, 2004, Mr. Utay replaced Mr. Goldberg, such that the members of the Nominating Committee were Messrs. Utay (Chairman) and Dubofsky. The current members of the Nominating Committee are Messrs. Utay (Chairman) and Dubofsky. During 2004, the Nominating Committee held one meeting.

        During 2004, prior to April 27, the members of the Stock Option Committee were Messrs. Goldberg and Kalick. On April 27, 2004, Mr. Franklin replaced Mr. Kalick, such that the members of the Stock Option Committee were Messrs. Franklin and Goldberg. On July 9, 2004, Mr. Solomon replaced Mr. Franklin, such that the members of the Stock Option Committee were Messrs. Solomon and Goldberg. The current members of the Stock Option Committee are Messrs. Solomon and Goldberg. During 2004, the Stock Option Committee held two meetings. The Stock Option Committee administers the Company's 2002 Stock Incentive Plan.

        During 2004, prior to April 27, the members of the Audit Committee were Messrs. Dubofsky, Goldberg and Kalick. On April 27, 2004, Messrs. Franklin and Solomon replaced Messrs. Dubofsky and Kalick, such that the members of the Audit Committee were Messrs. Franklin (Chairman), Goldberg and Solomon. The current members of the Audit Committee are Messrs. Franklin (Chairman), Goldberg and Solomon.

        Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable Securities and Exchange Commission ("SEC") rules. For more information on the NASDAQ standards for independence, see "Corporate Governance-Director Independence" in this Proxy Statement. The Board of Directors has further determined that (i) all members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, and (ii) Jeffrey D. Franklin is an audit committee financial expert within the meaning of applicable SEC rules. The Audit Committee appoints the Company's independent registered public accounting firm, reviews the overall scope and the results of the Company's annual audit and reviews the Company's overall internal controls. During 2004, the Audit Committee held four meetings, all of which were attended by the Company's independent registered public accountants, to discuss the scope and results of the annual audit, quarterly reviews and issues of accounting policy and internal controls.

Director Compensation

        During 2004, each director who was not an employee of the Company or any of its subsidiaries received an annual retainer fee of $7,500 plus $1,250 for each meeting of the Board of Directors or Audit Committee attended in person, except that no Audit Committee meeting fees were paid for meetings held in conjunction with a Board of Directors meeting. Upon initial election to the Board of Directors, each director who is not an employee of the Company receives an option to purchase 2,000 shares of Class A Common Stock. Directors who are also officers of the Company are not compensated for their duties as directors.

EXECUTIVE OFFICERS OF THE REGISTRANT

        Set forth below is the name and age of each executive officer of the Company. The information set forth below is as of April 27, 2005.

Name	Age	Title
Richard A. Horowitz	55	Chairman of the Board, President, Chief Executive Officer and Assistant Treasurer
Joseph A. Molino, Jr.	41	Vice President, Chief Financial Officer, Secretary and Treasurer

        Each of the foregoing Executive Officers was elected by the Board of Directors to serve until his successor is chosen and qualified.

        Mr. Horowitz serves as an executive officer of the Company under the terms of an employment agreement expiring in May 2008. (See Employment Agreement with Executive Officer below.)

        Mr. Molino has been Vice President and Chief Financial Officer of the Company since December 1997. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies.

CORPORATE GOVERNANCE

        The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July, 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, NASDAQ has adopted changes to its corporate governance and listing requirements.

Director Independence

        The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with NASDAQ rules, are comprised, in part, of those objective standards set forth in the NASDAQ rules, which generally provide that the following persons shall not be considered independent: (a) a director who is, or at any time during the past three years was, employed by the company or a parent or subsidiary of the company; (b) a director who accepted or who has a family member (defined as a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home) who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three years (other than certain permitted payments); (c) a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer; (d) a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than certain permitted payments); (e) a director of the listed company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or (f) a director who is, or has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years. In addition to these objective standards and in compliance with NASDAQ rules, no director will be considered independent who has a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors exercises appropriate discretion in identifying and evaluating any such relationship.

        The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company's current "independent" directors are: Robert L. Dubofsky, Jeffrey D. Franklin, Alan I. Goldberg, Mitchell A. Solomon, Robert M. Steinberg, Neil Novikoff and Marc A. Utay.

Independent Directors

  •
  A majority of the members of the Company's Board of Directors have been determined to meet the NASDAQ's standards for independence. See "Director Independence" above.

  •
  The Company's independent directors shall hold annually at least two formal meetings independent from management. The independent directors will choose a director to preside at non-management sessions of the Board of Directors.

Audit Committee

  •
  All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NASDAQ and applicable SEC rules. See "Director Independence" above.

  In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

  •
  The Board of Directors has determined that Jeffrey D. Franklin is an audit committee financial expert within the meaning of applicable SEC rules.

  •
  BDO Seidman, LLP, the Company's independent registered public accounting firm, reports directly to the Audit Committee.

  •
  The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent registered public accountants prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

  •
  The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company's accounting, internal accounting controls or auditing matters.

  •
  The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is attached as Appendix A to the Company's Proxy Statement with respect to the Annual Meeting of Stockholders held on May 26, 2004. Copies of the charter can be obtained free of charge from the Company's Web site at www.pfina.com.

Compensation Committee

  •
  All members of the Compensation Committee have been determined to meet the NASDAQ standards for independence. See "Director Independence" above. Further, each member of the Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act.

  •
  The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is attached as Appendix B to the Company's Proxy Statement with respect to the Annual Meeting of Stockholders held on May 26, 2004. Copies of the charter can be obtained free of charge from the Company's Web site at www.pfina.com.

Nominating Committee

  •
  All members of the Nominating Committee have been determined to meet the NASDAQ standards for independence. See "Director Independence" above.

  •
  The Nominating Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company's stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company's interests. The Nominating Committee also assesses the contributions of the Company's incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

  Once the Nominating Committee has identified prospective nominees, background information is elicited about the candidates, following which they are interviewed and evaluated by the Committee, which then reports to the Board of Directors.

  •
  The Nominating Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is attached as Appendix C to the Company's Proxy Statement with respect to the Annual Meeting of Stockholders held on May 26, 2004. Copies of the charter can be obtained free of charge from the Company's Web site at www.pfina.com.

        The Nominating Committee does not consider individuals nominated by stockholders for election to the Board. However, the Company's By-Laws provide that, subject to the rights of the holders of any class or series of stock having a preference over the Class A Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the Company's principal place of business (300 Smith Street, Farmingdale, New York 11735) not later than (i) with respect to an election to be held at an annual meeting of stockholders, not more than 180 or less than 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address as they appear in the Company's books of the stockholder who intends to make the nomination; (b) the name and address of the person or persons to be nominated; (c) a representation of the stockholder listing the class and number of shares of stock of the Company beneficially held by him or her and that he or she intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Schedule 14A of the Exchange Act had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See "Stockholder Nominations for Board Membership and Other Proposals for 2006 Annual Meeting."

Code of Business Conduct and Ethics

  •
  The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company's officers, directors and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

  •
  Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company's directors and executive officers must be approved by the Board of Directors, and will be posted on the Company's Web site at www.pfina.com.

  •
  The Code of Business Conduct and Ethics is attached as Appendix D to the Company's Proxy Statement with respect to the Annual Meeting of Stockholders held on May 26, 2004. Copies of the Code can be obtained free of charge from the Company's Web site at www.pfina.com.

Directors' Attendance at Annual Meetings of Stockholders

        It is the policy of Company's Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors who were then directors attended the Company's 2004 Annual Meeting of Stockholders.

Communication with the Board of Directors

        Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the Chairman of the non-management directors or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating Committee, P&F Industries, Inc., 300 Smith Street, Farmingdale, New York 11735. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

OWNERSHIP OF EQUITY SECURITIES

        The following table sets forth the beneficial ownership of Class A Common Stock as of April 18, 2005, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (i) each director and nominee for director, (ii) the executive officers listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr. are the only executive officers of the Company), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock, and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 300 Smith Street, Farmingdale, New York 11735.

Name and Address of Beneficial Owner	Amount and Nature Beneficial Ownership		Percent of Class
Robert L. Dubofsky	22,000	(1)(2)	*
Jeffrey D. Franklin	2,000	(2)	*
Alan I. Goldberg	2,300	(2)	*
Sidney Horowitz	264,731	(2)(3)(4)	7.4
Richard A. Horowitz	1,391,695	(5)	35.4
Dennis Kalick	2,000	(2)	*
Joseph A. Molino, Jr.	50,500	(6)	1.4
Neil Novikoff	2,000	(2)	*
Mitchell A. Solomon	2,000	(2)	*
Robert M. Steinberg	2,000	(2)	*
Marc A. Utay	72,000	(2)	2.0
FMR Corp.	359,300	(7)	10.1
Steel Partners II L.P.	351,085	(8)	9.8
Lawndale Capital Management, LLC	407,750	(9)	11.4
All directors and executive officers as a group (11 persons)	1,813,226	(10)	45.4

*
Less than 1%.

(1)
Includes 5,000 shares owned by his child.

(2)
Includes 2,000 shares issuable upon the exercise of stock options.

(3)
The address of Sidney Horowitz is 20596 Links Circle, Boca Raton, Florida 33434.

(4)
Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by The Sidney and Grace Horowitz Foundation. Sidney Horowitz disclaims beneficial ownership of the 99,988 shares owned by Grace Horowitz individually and as Trustee for the daughter of Grace Horowitz and Sidney Horowitz.

(5)
Includes (i) 660,200 shares owned by The Estate of Linda Horowitz, (ii) 22,200 shares owned jointly by Richard A. Horowitz and his daughter, and (iii) 10,000 shares owned by The Linda and Richard Horowitz Foundation. Mr. Horowitz is the executor of The Estate of Linda Horowitz. This also includes 360,356 shares issuable upon the exercise of stock options.

(6)
Includes 50,000 shares issuable upon the exercise of stock options.

(7)
Information obtained from a Schedule 13G, dated June 11, 2001, filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson each have sole power to dispose or to direct the disposition of all shares held. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Information obtained from a Schedule 13D, dated January 8, 2002, filed with the Securities and Exchange Commission by Steel Partners II, L.P. and Warren Lichtenstein and a Form 4, dated January 9, 2003, filed by Steel Partners II, L.P. with the Securities and Exchange Commission. According to the Schedule 13D, Steel Partners II, L.P. and Warren Lichtenstein have sole voting and sole dispositive power over all shares held. The address of Steel Partners II, L.P. is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(9)
Information obtained from a Schedule 13G, dated February 2, 2005, filed with the Securities and Exchange Commission by Lawndale Capital Management, LLC, Andrew E. Shapiro, Diamond A Partners, L.P. and Diamond A Investors, L.P. Lawndale Capital Management, LLC shares voting and dispositive power with Andrew E. Shapiro with respect to 407,750 shares, Diamond A Partners, L.P. with respect to 344,150 shares and Diamond A Investors, L.P. with respect to 63,600 shares. The address of each of the foregoing entities is 591 Redwood Highway, Suite 2345, Mill Valley, California 94941.

(10)
Includes 428,356 shares issuable upon the exercise of stock options.

EXECUTIVE COMPENSATION

        The following table sets forth all cash and non-cash compensation for each of the past three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer and the other executive officer whose aggregate compensation exceeded $100,000.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Other Annual Compensation($)		Securities Underlying Options/SARs(#)	All Other Compensation($)(1)
	Year	Salary($)	Bonus($)
Richard A. Horowitz Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	820,000 760,000 710,000	728,090 562,019 634,518	— — 89,163	(2)	100,000 — 150,000	33,457 33,057 32,450
Joseph A. Molino, Jr. Vice President and Chief Financial Officer	2004 2003 2002	265,000 245,000 230,000	159,508 122,178 153,069	— — —		10,000 — 20,000	15,200 14,800 14,800

(1)
During 2004 and 2003, Mr. Horowitz personally paid premiums of $18,257 and $18,257, respectively, for a key-man life insurance policy on his life for which the Company has reimbursed him. During 2002, the Company maintained a split-dollar life insurance policy on the life of Mr. Richard Horowitz and paid $908 allocated to the term portion of the split-dollar coverage for 2002. The actuarial equivalent of the value of the premium paid by the Company for 2002, based on certain assumptions regarding interest rates and periods of coverage, was $16,742.

        Mr. Horowitz and Mr. Molino are covered by a Company-sponsored defined contribution retirement plan (the "Plan"). The Plan covers all eligible employees of the Company who do not receive retirement benefits under a collective bargaining agreement. Contributions made on behalf of each of Messrs. Horowitz and Molino were $15,200, $14,800 and $14,800 for 2004, 2003 and 2002, respectively.

(2)
On July 12, 2002, the Stock Option Committee approved a special grant of 12,774 shares of Class A Common Stock to Mr. Horowitz as additional compensation.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2004 to the executive officers named in the Summary Compensation Table.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In 2004
Name			Exercise Price Per Share
				Expiration Date	5%	10%
Richard A. Horowitz	24,812	15.3%	$8.866	July 9, 2009	$280,760	$354,285
Richard A. Horowitz	75,188	46.4%	$8.06	July 9, 2014	$987,135	$1,571,848
Joseph A. Molino, Jr.	10,000	6.2%	$8.06	July 9, 2014	$131,289	$209,056

        The following table shows the number and value of unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2004. Neither of the executive officers named in the Summary Compensation Table exercised any options during the last fiscal year. During 2004, the Board of Directors granted options to employees to purchase an aggregate of 162,000 shares of its Class A Common Stock.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

	Number of Securities Underlying Unexercised Options/SAR's at Fiscal Year-End(#)	Value of Unexercised In-the-Money Options/SAR's at Fiscal Year-End($)(1)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Richard A. Horowitz	343,690/74,810	2,771,716/589,311
Joseph A. Molino, Jr.	50,000/0	392,725/0

(1)
Represents the difference between the closing market price of the Class A Common Stock at December 31, 2004 of $15.23 per share and the exercise price per share multiplied by the number of in-the-money options at December 31, 2004.

Employment Agreement with Executive Officer

        Effective as of May 30, 2001, the Company entered into an employment agreement (the "Horowitz Employment Agreement") with Richard A. Horowitz. The Horowitz Employment Agreement provides for Richard Horowitz to serve as President of the Company for a term expiring on May 30, 2008, unless sooner terminated pursuant to the provisions of the Horowitz Employment Agreement. Pursuant to the Horowitz Employment Agreement, Richard Horowitz will receive a minimum annual salary of $675,000. Mr. Horowitz is also eligible to receive such increases in base compensation as the Board of Directors may from time to time grant to him and to receive such bonuses as the Board of Directors, in its discretion, may allocate to him. Mr. Horowitz is expected to receive an annual salary of $861,000 for the year ending December 31, 2005. In the event of a "discharge" following a "change in control" of the Company (as each term is defined in the Horowitz Employment Agreement), Richard Horowitz will receive his annual salary and all benefits to which he is entitled under the Horowitz Employment Agreement for the remainder of the term thereof or a lump sum severance allowance in an amount equal to 2.99 times his "annualized includable compensation for the base period" (as defined in the Internal Revenue Code of 1986, as amended).

REPORT ON EXECUTIVE COMPENSATION

        Prior to the creation of the Compensation Committee on March 9, 2004, the Company did not have a compensation committee and the Board of Directors reviewed the annual compensation of the Company's executive officers, which was determined by the Board of Directors for 2004 prior to the creation of the Compensation Committee. The Compensation Committee is composed of two directors appointed by the Board of Directors, each of whom is independent under NASDAQ and applicable SEC rules, and operates under a written charter adopted by the Board of Directors on March 9, 2004. The current members of the Compensation Committee are Messrs. Solomon (Chairman) and Goldberg.

        The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. Each executive officer's compensation includes base salary and a performance bonus. The Company also seeks to incentivise and reward its executive officers and to align their financial interests with those of the Company's stockholders through equity awards under the Company's 2002 Stock Incentive Plan.

        In determining the executive officers' base salary for the 2004 fiscal year, the Board of Directors considered each individual officer's prior job performance and level of responsibility, prior years' compensation, number of years of employment with the Company and the rate of inflation. Mr. Horowitz's and Mr. Molino's base salary increased by 7.9% and 8.2%, respectively, for 2004. These increases were based on a subjective evaluation of the performance of Mr. Horowitz and Mr. Molino during the prior year.

        In 2001, the Company established the P&F Industries, Inc. Executive Incentive Bonus Plan (the "Incentive Bonus Plan"). Pursuant to the Incentive Bonus Plan, each participant is entitled to a cash bonus based upon a percentage of the pre-tax profits of the Company for an award period as set forth in the Incentive Bonus Plan. For the year ended December 31, 2004, Messrs. Horowitz and Molino were awarded bonuses of $728,090 and $159,508, respectively, under the Incentive Bonus Plan.

        The Stock Option Committee periodically grants stock options to executive officers and other key employees as part of the Company's overall executive compensation program. When granting options to executive officers, the Stock Option Committee considers the total number of shares available under the Company's 2002 Stock Incentive Plan, the number of options previously granted to such officers, and Company and individual performance. However, no specific corporate or individual performance factors are used. During 2004, options were granted by the Stock Option Committee to Messrs. Horowitz and Molino to purchase 100,000 shares and 10,000 shares of Class A Common Stock, respectively.

        The Board of Directors believes that in order to compete effectively with other similarly situated companies in the acquisition and retention of top executive talent, the Company must have the flexibility to pay compensation that may not be fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. During 2004, Mr. Horowitz's cash compensation exceeded the deductible amount.

Members of the Board of Directors
Robert L. Dubofsky	Dennis Kalick
Jeffrey D. Franklin	Neil Novikoff
Alan I. Goldberg	Mitchell A. Solomon
Richard A. Horowitz (Chairman)	Robert M. Steinberg
Sidney Horowitz	Marc A. Utay

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

         The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors appointed by the Board of Directors (each of whom is independent under NASDAQ and applicable SEC rules) and operates under a written charter adopted by the Board of Directors on March 9, 2004. During 2004, prior to April 27, the members of the Audit Committee were Messrs. Dubofsky, Goldberg and Kalick. On April 27, 2004, Messrs. Franklin and Solomon replaced Messrs. Dubofsky and Kalick, such that the members of the Audit Committee were Messrs. Franklin (Chairman), Goldberg and Solomon. The current members of the Audit Committee are Messrs. Franklin (Chairman), Goldberg and Solomon.

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        Management is responsible for the Company's internal accounting and financial controls, the financial reporting process and the internal audit function. The Company's independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

        In this context, the Audit Committee has met and held discussions separately, and jointly, with each of management and the Company's independent registered public accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee discussed with the independent registered public accountants the independent registered public accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (which were received by the Audit Committee), and considered the compatibility of non-audit services provided by the independent registered public accountants with the registered public accountants' independence.

        Based on the Audit Committee's discussion with management and the independent registered public accountants and the Audit Committee's review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

Members of the Audit Committee
Jeffrey D. Franklin (Chairman)
Alan I. Goldberg
Mitchell A. Solomon

COMPANY STOCK PERFORMANCE GRAPH

        The following performance graph compares the five-year cumulative return of the Class A Common Stock to the total returns of (a) the NASDAQ Stock Market (U.S.A.) Index, (b) a self-determined peer group comprised of publicly-traded companies with similar industry classifications and approximately the same market capitalization as the Company at December 31, 2004 (the "New Peer Group"), and (c) a self-determined peer group used in prior proxy statements (the "Old Peer Group"). The Company believes that the Old Peer Group no longer provides an appropriate basis for comparison due to the fact that the market capitalization of the companies in the Old Peer Group is no longer approximately the same as that of the Company. In addition to the Company, the following companies are included in the Old Peer Group: 4 Kids Entertainment, Inc., Driver Harris Co. Inc., Energy West, Inc., Halsey Drug Corp., Harris & Harris Group, Inc., Presidential Realty Corp., TSR, Inc. and Wendi-Bristol Health Corp. The New Peer Group was used because the Company, through its four subsidiaries, engages in several different lines of business and management believes that an applicable published industry or line-of-business index does not exist. ACR Group, Inc., Patrick Industries, Inc. and QEP Company, Inc. comprise the New Peer Group. Each case assumes a $100 investment on December 31, 1999 and reinvestment of any dividends. Cumulative returns are at December 31 of each year.

FIVE YEAR CUMULATIVE TOTAL RETURNS

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG P&F INDUSTRIES, INC.,
NASDAQ MARKET INDEX (U.S.) AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2004, other than with respect to one late Form 4 filing by each of Messrs. Horowitz and Molino.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        The Company and Sidney Horowitz are parties to a Consulting Agreement, which will terminate on October 31, 2006, pursuant to which Mr. Horowitz receives $75,000 in annual consulting fees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has selected BDO Seidman, LLP as independent registered public accountants for the Company, to audit and report upon the Company's consolidated financial statements for the 2005 fiscal year. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

        The following table sets forth the fees billed by BDO Seidman, LLP for professional services for each of the two fiscal years ended December 31, 2004 and 2003:

	2004	2003
Audit Fees	$342,900	$247,500
Audit-Related Fees	163,908	12,525
Tax Fees	83,400	74,720
All Other Fees	—	—

	$590,208	$334,745

        Audit fees include fees billed for the audit of P&F Industries, Inc. and its consolidated subsidiaries, the review of quarterly financial information, the issuance of consents in various filings with the SEC, and attendance at Audit Committee meetings.

        Audit-Related Fees include fees billed for due diligence related to mergers and acquisitions, consultation on accounting matters and assistance in preparing for Section 404 reporting pursuant to the Sarbanes-Oxley Act of 2002.

        Tax Fees include fees billed for consulting services on tax planning matters, review of federal and state income tax returns and matters involving federal and state income tax examinations.

        All Other Fees includes fees billed for services not classified in any of the above categories. There were no such fees in 2004 and 2003.

        The Audit Committee negotiates the annual audit fee directly with the Company's independent registered public accountants. The Audit Committee has also established pre-approved services for which the Company's management can engage the Company's independent registered public accountants. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining BDO Seidman, LLP's independence. All non-audit services provided in 2004 were pre-approved by the Audit Committee.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2006 ANNUAL MEETING

        It is anticipated that the next Annual Meeting after the one scheduled for May 25, 2005 will be held on or about May 31, 2006. The Company's By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2006, no earlier than October 29, 2005 and no later than December 28, 2005. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

        Since the Company did not receive timely notice of any stockholder proposal for the 2005 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

        In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting to be held in 2006, such proposal must be received by the Secretary of the Company by December 28, 2005 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2006 is changed to a date more than 30 days earlier or later than May 31, 2006, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

ADDITIONAL INFORMATION AND OTHER MATTERS

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 (WITHOUT EXHIBITS) AS FILED WITH THE SEC MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE COMPANY, 300 SMITH STREET, FARMINGDALE, NEW YORK 11735; ATTENTION: SECRETARY OF THE COMPANY.

        Management of the Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

                      By order of the Board of Directors,
                      JOSEPH A. MOLINO, JR.
                       Secretary

Date: April 27, 2005

PROXY

        P&F INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2005

        The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or either one of them, attorney with full power of substitution and revocation to each, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 25, 2005 at 10 a.m. and at any adjournment thereof, for the following matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

(Continued, and to be signed on reverse side)

☒	Please mark your vote as in this example.
		FOR the nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below			FOR	AGAINST	ABSTAIN
1.	Election of three directors, as set forth to right, for a term of three years (expiring in 2008) and until their successors are duly elected and qualified.	☐	☐	2.	In their discretion upon any other matters which may properly come before the meeting.	☐	☐	☐
	THE NOMINEES ARE: Robert L. Dubofsky, Mitchell A. Solomon, Marc A. Utay
	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

Signature	Date

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.
IMPORTANT—PLEASE VOTE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE ANNUAL MEETING ON MAY 25, 2005.

        NOTE: Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name shown, including the case of joint tenants, each party should sign.

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P & F INDUSTRIES, INC. 300 Smith Street Farmingdale, New York 11735
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held May 25, 2005
TABLE OF CONTENTS
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS OF THE REGISTRANT
CORPORATE GOVERNANCE
OWNERSHIP OF EQUITY SECURITIES
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
COMPANY STOCK PERFORMANCE GRAPH
FIVE YEAR CUMULATIVE TOTAL RETURNS COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG P&F INDUSTRIES, INC., NASDAQ MARKET INDEX (U.S.) AND PEER GROUP INDEX
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH MANAGEMENT AND OTHERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS FOR 2006 ANNUAL MEETING
ADDITIONAL INFORMATION AND OTHER MATTERS